ANNEX I

TO THE FOREIGN CUSTODY MANAGER AGREEMENT, dated as of January 31, 2011 between DBX ETF Trust (the “TRUST”) and The Bank of New York Mellon (“BNYM”).

AS REVISED August 15, 2013

DBX ETF Trust

db X-trackers MSCI Emerging Markets Hedged Equity Fund

db X-trackers MSCI EAFE Hedged Equity Fund

db X-trackers MSCI Brazil Hedged Equity Fund

db X-trackers MSCI Germany Hedged Equity Fund

db X-trackers MSCI Japan Hedged Equity Fund

db X-trackers Regulated Utilities Fund

db X-trackers Municipal Infrastructure Revenue Bond Fund

db X-trackers MSCI United Kingdom Hedged Equity Fund

db X-trackers MSCI Europe Hedged Equity Fund

db X-trackers MSCI Asia Pacific ex Japan Hedged Equity Fund

db X-trackers Solactive Investment Grade Subordinated Debt Fund db X-trackers Harvest China Fund

IN WITNESS WHEREOF, the Trust and BNYM have caused this agreement to be executed by their respective officers, thereunto duly authorized, as of August 15, 2013.

DBX ETF TRUST

By:
Name: Alex N. Depetris
Title: Chief Executive Officer

By:
Name: Michael Gilligan
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON

By:
Name:
Title: